EXHIBIT 32
SECTION 1350 CERTIFICATION*
     In connection with the Annual Report of AirNet Systems, Inc. (the “Corporation”) on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Bruce D. Parker, Chairman of the Board, Chief Executive Officer and President of the Corporation, and Ray L. Druseikis, Vice President of Finance and Controller; Interim Chief Financial Officer, Treasurer and Secretary of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ Bruce D. Parker	/s/ Ray L. Druseikis
Bruce D. Parker	Ray L. Druseikis
Chairman of the Board, Chief Executive Officer and President	Vice President of Finance and Controller; Interim Chief Financial Officer, Treasurer and Secretary

Dated: March 31, 2008	Dated: March 31, 2008

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference.